UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

June 16, 2017

(Exact name of registrant as specified in its charter)

New Jersey	I-3215	22-1024240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Johnson & Johnson Plaza, New Brunswick, New Jersey  08933

(Address of Principal Executive Offices)
 (Zip Code)

Registrant's telephone number, including area code:
732-524-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
               CFR 240.14d-2(b))

o             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
               CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01            Completion of Acquisition or Disposition of Assets

As previously reported on a Current Report on Form 8-K filed on June 16, 2017, Janssen Holding GmbH, a Swiss corporation and wholly owned subsidiary of Johnson & Johnson, completed its all-cash tender offer for shares of Actelion Ltd (Actelion). This amendment to the Current Report on Form 8-K filed on June 16, 2017 is being filed to include financial information for Johnson & Johnson and Actelion that was not available at the time of the original filing.

Item 9.01            Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Audited Consolidated Financial Statements of Actelion Ltd for the year ended December 31, 2016 in conformity with U.S. GAAP and required Securities and Exchange Commission presentation and disclosure requirements.

(b) Pro Forma Financial Information.

Unaudited pro forma condensed combined financial information of Johnson & Johnson as of, and for the three months ended April 2, 2017 and for the year ended January 1, 2017, giving effect to Johnson & Johnson's purchase of Actelion.

(d) Exhibits

Exhibit No.	Description of Exhibit
23	Consent of Independent Auditor
99.1
Audited Consolidated Financial Statements of Actelion Ltd for the year ended December 31, 2016 in conformity with U.S. GAAP and required Securities and Exchange Commission presentation and disclosure requirements.

99.2
Unaudited pro forma condensed combined financial information of Johnson & Johnson as of, and for the three months ended April 2, 2017 and for the year ended January 1, 2017, giving effect to Johnson & Johnson's purchase of Actelion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Johnson & Johnson
(Registrant)
Date: August 29, 2017	By:	/s/ Ronald A. Kapusta
Ronald A. Kapusta Controller (Principal Accounting Officer)

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